                                                                      EXHIBIT 21



                           Subsidiaries of Registrant
                           --------------------------

         The Company has the following subsidiaries, all of which are wholly owned and included in the consolidated financial statements.



                                                State or Country
Name of Subsidiary                              of Incorporation
- ------------------                              ----------------
Brush Wellman GmbH                              Germany

Brush Wellman (Japan), Ltd.                     Japan

Brush Wellman Limited                           England

Brush Wellman (Singapore) Pte Ltd.              Singapore*

Technical Materials, Inc.                       Ohio

Williams Advanced Materials Inc.                New York

Williams Advanced Materials Pte Ltd.            Singapore


*Incorporated February 24, 1995